September 19, 2006

SpatiaLight, Inc.
Five Hamilton Landing
Suite 100
Novato, CA 94949

 RE: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Spatialight, Inc., a New York corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about September 19, 2006 relating to the issuance by you of up to 5,000,000 shares of common stock, $0.01 par value (the “Shares”) under the Spatialight, Inc. 2006 Incentive Plan.

We have examined: (1) the Registration Statement, (2) the Company’s Restated Articles of Incorporation, and By-Laws, each as amended to date, (3) certain resolutions of the Company’s Board of Directors, and (4) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

Based on and subject to the foregoing, it is our opinion that the Shares, when issued as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the federal laws of the United States of America and the New York Business Corporation Law (including the reported judicial decisions interpreting such laws). For the purposes of this opinion we have assumed that the Shares will be issued in compliance with all applicable state securities and Blue Sky laws.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,
Franklin, Cardwell & Jones